EXHIBIT 99.2

                                  CYBEAR, INC.
              SPECIAL MEETING OF STOCKHOLDERS _______________, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  CYBEAR, INC.

         The undersigned hereby appoints Edward E. Goldman, M.D. and Timothy E. Nolan, as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of common stock, $.001 par value per share, of Cybear held of record by the undersigned on _________, 2000 at the Special Meeting of Stockholders to be held on ____________, 2000 or any adjournment or adjournments thereof.

         PROPOSAL 1. Approval of proposal to adopt an agreement and plan of merger and reorganization under which:

         o Cybear and Andrx Corporation, a Florida corporation, will each merge with a separate subsidiary of Andrx Corporation, a Delaware corporation newly formed by us for this purpose,

         o Each outstanding share of our existing common stock not owned by Andrx will be converted into one share of Andrx Corporation's Andrx Group Common Stock, and

         o Each outstanding share of Andrx's common stock will be converted into one share of Andrx Corporation's Andrx Group Common Stock and .1493 of a share of Andrx Corporation's Cybear Group Common Stock.

                  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

         In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

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         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposal 1.

                                         Dated: _________________________ , 2000

                                         _______________________________________
                                                           (Signature)

                                         _______________________________________
                                                           (Signature)

                                         PLEASE SIGN HERE

                                         Please date this proxy and sign your
                                         name exactly as it appears hereon.

                                         Where there is more than one owner,
                                         each should sign. When signing as an
                                         agent, attorney, administrator,
                                         executor, guardian, or trustee, please
                                         add your title as such. If executed by
                                         a corporation, the proxy should be
                                         signed by a duly authorized officer
                                         who should indicate his office.

      PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.